UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2022

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way Hayward, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510-906-4600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of September 20, 2022, Pulse Biosciences, Inc. (the “Company”) and Robert W. Duggan, Executive Chairman of the Board of Directors of the Company, have entered into a Loan Agreement (the “Loan Agreement”).

Under the Loan Agreement, Mr. Duggan has provided the Company an unsecured term loan facility in an original aggregate principal amount of $65 million. The outstanding loan amount will bear interest at a rate per annum equal to 5.0%, payable quarterly commencing on January 1, 2023. The interest rate payable under the Loan Agreement would increase to 7.0% upon the occurrence of an Event of Default or a Material Adverse Effect, each as defined in the Loan Agreement.

All unpaid principal amount of the Loan Agreement, together with any then unpaid and accrued interest, will be payable at the earlier of (i) the eighteen month anniversary of the effective date, March 20, 2024, or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Mr. Duggan or made automatically due and payable, in each case, in accordance with the terms of the Loan Agreement, including any applicable cure periods as set forth in the Loan Agreement.

Upon five business days prior written notice to Mr. Duggan, the Company may prepay all, or any portion of, the outstanding amounts borrowed under the Loan Agreement, without premium or penalty.

The Loan Agreement contains certain representations and warranties of the Company and subjects the Company to certain affirmative and negative covenants, including limitations on the Company’s ability to transfer or dispose of assets, merge with or acquire other companies, and incur additional indebtedness and liens.

In addition, the Loan Agreement contains certain Events of Default, including: (i) failure to pay any of the amounts due under the Loan Agreement within five (5) days of written notice by Mr. Duggan thereof; (ii) entry into any agreement or arrangement to transfer all or substantially all of the Company’s assets in violation of the terms of the Loan Agreement without Mr. Duggan’s prior written consent; (iii) material errors in any representation or warranty made by the Company under or in connection with any Loan Document (as defined in the Loan Agreement) to which it is a party; (iv) failure to perform or observe any term, covenant or agreement contained in the Loan Agreement or in any other Loan Document to which the Company is a party within ten (10) days after written notice by Mr. Duggan thereof; (v) failure to pay amounts due and payable on any indebtedness of the Company after expiration of any applicable grace periods, or occurrence and continuation past any applicable grace period of any other event of default under such indebtedness; (vi) if any Loan Document or any interest of Mr. Duggan thereunder is terminated, invalidated, void or unenforceable or the Company fails to perform any obligation thereunder; (vii) a change of control of the Company, (viii) the Company’s initiation of voluntary bankruptcy or insolvency proceedings; or (ix) the commencement of involuntary bankruptcy or insolvency proceedings against the Company, if it is not stayed or dismissed within 45 days.

Because the transaction described above is between the Company and Mr. Duggan, Executive Chairman of the Board of Directors, the Company’s independent directors unanimously approved the Loan Agreement and the transactions contemplated thereby.

The foregoing descriptions of the Loan Agreement and the transactions contemplated thereby are not complete and are subject to, and qualified in their entirety by, reference to the Loan Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 20, 2022, the Company initiated a reduction in force to align its workforce with its shift in strategic direction to advance its core Nano-Pulse Stimulation (NPS) technology outside of dermatology. The Company expects this reduction in force will be substantially completed by the end of September 2022 and will primarily impact dermatological sales, marketing and other related support personnel, resulting in a reduction of the Company’s current workforce by approximately 40%. The affected employees will be offered separation benefits, including severance payments and temporary healthcare coverage assistance. The Company estimates that it will incur approximately $200,000 in charges in connection with the reduction in force, consisting of severance payments and employee benefits. The Company expects to record these charges in the third quarter of 2022. The restructuring actions associated with these charges are expected to be complete in 2022.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 20, 2022, the board of directors (the “Board”) of the Company appointed Kevin Danahy to serve as Chief Executive Officer of the Company and Darrin Uecker to serve as Chief Technology Officer of the Company. Mr. Danahy previously served as the Company’s Chief Commercial Officer and Mr. Uecker previously served as the Company’s Chief Executive Officer.

Prior to his appointment as Chief Executive Officer, Mr. Danahy, age 52, had served as the Company’s Chief Commercial Officer since February 14, 2022. Mr. Danahy has more than 20 years of senior management experience building and managing strategic commercial organizations for medical technology companies. Prior to joining the Company, Mr. Danahy most recently served as President of Solmetex, a medical device company focused on manufacturing environmental waste management products for the dental industry, from January 2019 to February 2022. From August 2017 to January 2019, Mr. Danahy held roles at Zimmer Biomet (NYSE: ZBH) (“Zimmer”), a global medical device company with a comprehensive portfolio of robotic technologies, including Vice President of Global Emerging Technologies and Specialty Sales, where he was responsible for leading the global launch and commercialization of Zimmer’s new bionic surgical arm technology. Before his time at Zimmer, Mr. Danahy served as Sr. Director at Intuitive Surgical, where he successfully transformed the sales leadership training program. Early in his career, he served in commercial leadership roles at both Medtronic and Johnson & Johnson. Mr. Danahy holds an M.S. degree from Tufts University. The business terms in connection with Mr. Danahy’s appointment to serve as Chief Executive Officer are being finalized.

Prior to his appointment as Chief Technology Officer, Mr. Uecker, age 57, had served as the Company’s President, Chief Executive Officer and a director since September 2015. Mr. Uecker has over 25 years of experience in the medical device field. From January 2014 to September 2015, Mr. Uecker was the President and Chief Operating Officer of Progyny, Inc., a company that developed EevaTM, the world’s first automated time-lapse system for embryo selection during in-vitro fertilization. From June 2009 to January 2014, Mr. Uecker was the Chief Executive Officer and President as well as a director of Gynesonics, Inc., a company that developed a novel medical device for the treatment of symptomatic uterine fibroids using ultrasound guided radiofrequency ablation. Prior to that, Mr. Uecker served in a variety of executive level roles, including as a Senior Vice President at CyperHeart, Inc. (June 2008 to June 2009), a company that developed an external beam radiation platform for the treatment of heart arrhythmias, a Senior Vice President at Conceptus, Inc. (May 2007 to June 2008), and as Chief Technology Officer at RITA Medical Systems, Inc. (January 2004 to January 2007), a medical device oncology company focused on ablative therapies. Mr. Uecker holds a M.S. degree in Electrical and Computer Engineering from the University of California at Santa Barbara.

In connection with Mr. Uecker’s appointment as Chief Technology Officer, the Company and Mr. Uecker entered into an amendment, dated September 20, 2022 (the “Uecker Amendment”) to his employment agreement, dated September 8, 2015, in connection with his appointment as President and Chief Executive Officer (as amended on October 5, 2016). The Uecker Amendment provides that Mr. Uecker will receive an annual base salary of $400,000, with an annual target bonus of up to 100% of his base salary. Mr. Uecker will otherwise continue to be compensated pursuant to the terms of the employment agreement entered into between Mr. Uecker and the Company, as amended to date. The foregoing description of the Uecker Amendment is qualified in its entirety by reference to the full text of the Uecker Amendment, a copy of which is as attached hereto as Exhibit 10.2 and is incorporated herein by reference.

There is no arrangement or understanding between either Mr. Danahy or Mr. Uecker and any other person pursuant to which they were appointed as Chief Executive Officer and Chief Technology Officer of the Company, respectively. There are no family relationships between either Mr. Danahy or Mr. Uecker and any director or executive officer of the Company.

Effective September 20, 2022, Mr. Duggan, who currently serves as a director and chairman of the Company’s Board, was elected Executive Chairman of the Board.

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” for purposes of the federal securities laws. All statements that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s future product development in healthcare outside of dermatology and the Company’s other activities to develop and commercialize NPS technology to drive growth, statements about the Company’s ability to pursue and complete strategic transactions and its prospects to partner any of its programs, whether in dermatology or otherwise, statements about the Company’s future operating expenses and whether the announced reduction in force will position the business for long-term success, statements about market opportunities in dermatology and in other medical specialties, statements about the Company’s pipeline of product candidates and ability to pursue applications for NPS technology outside of dermatology, statements concerning the potential for demonstrating safety and efficacy of NPS technology outside of dermatology, and other future events; the Company’s restructuring activities, including workforce and expense reductions, for example, may be unexpectedly disruptive to the Company’s operations and reputation, unexpectedly costly, and could result in unforeseen material delays in the Company’s new product development programs and commercialization efforts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors included in any of the Company’s future filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Also, some of these risks and uncertainties may in the future be amplified by the ongoing COVID 19 pandemic and there may be additional risks that the Company considers immaterial, or which are unknown. It is not possible to predict or identify all such risks. The Company’s forward-looking statements only speak as of the date they are made, and we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Loan Agreement, dated as of September 20, 2022, by and between Pulse Biosciences, Inc. and Robert W. Duggan
10.2	Amendment to Employment Agreement, between Darrin Uecker and Pulse Biosciences, Inc., dated September 20, 2022
99.1 104	Press Release, dated September 20, 2022 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: September 23, 2022	By:	/s/ Sandra A. Gardiner
Sandra A. Gardiner
Chief Financial Officer, Executive Vice President of Finance and Administration, and Treasurer